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                                                                    Exhibit 23.5

                        CONSENT OF INDEPENDENT AUDITORS

     We consent to the reference to our firm under the caption "Experts" and to the use of our report dated February 22, 1999, with respect to the combined financial statements of the Picayune MS, Lafourche LA, St. Tammany LA, St. Landry LA, Pointe Coupee LA and Jackson TN cable television systems included in Amendment No. 1 to the Registration Statement on Form S-4 (No. 333-77499) and related Prospectus of Charter Communications Holdings, LLC and Charter Communications Holdings Capital Corporation for the registration of $1,532,000,000 Senior Notes and Senior Discount Notes.

                                       /s/  ERNST & YOUNG LLP
New York, New York
April 17, 2000